As filed with the Securities and Exchange Commission on January 18, 2000.
                                                     Registration No. 333-92163
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                --------------
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
              (Exact name of registrant as specified in charter)
                                --------------
                            Telecom HOLDRs SM Trust
                               yet-to-be formed
                     [Issuer with respect to the receipts]
         Delaware                    6211                   13-5674085
     (State or other          (Primary Standard          (I.R.S. Employer
       jurisdiction               Industrial          Identification Number)
   of incorporation or        Classification Code
      organization)                 Number)
                                --------------
                               250 Vesey Street
                           New York, New York 10281
                                (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's
                         principal executive offices)
                                --------------

        Andrea L. Dulberg, Esq.                      Copies to:
          Corporate Secretary                     Andrew B. Janszky
 Merrill Lynch, Pierce, Fenner & Smith           Shearman & Sterling
             Incorporated                       599 Lexington Avenue
           250 Vesey Street                   New York, New York 10022
       New York, New York 10281                    (212) 848-4000
            (212) 449-1000
  (Name, address, including zip code,
                  and
telephone number, including area code,
         of agent for service)

         Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

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
                                                                                 Proposed
                                                                   Proposed      Maximum
                                                                   Maximum      Aggregate    Amount of
        Title of Each Class of                Amount to Be      Offering Price   Offering  Registration
      Securities to Be Registered              Registered       Per Receipt(1)   Price(1)      Fee(2)(3)
--------------------------------------------------------------------------------------------------------
Telecom HOLDRs........................   1,000,000,000 receipts      $100      $299,800,000   $79,148
--------------------------------------------------------------------------------------------------------
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
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 2,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 998,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on December 6, 1999 and on December 21, 1999, $2,640 and $76,508 of this registration fee, respectively.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion

               Preliminary Prospectus dated January 18, 2000

PROSPECTUS

TELECOM HOLDERS LOGO

                         1,000,000,000 Depositary Receipts
                              Telecom HOLDRs SM Trust

    The Telecom HOLDRs SM Trust will issue Depositary Receipts called Telecom HOLDRs SM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of 20 specified companies that are involved in various segments of the telecommunications industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer Telecom HOLDRs in a round-lot amount of 100 Telecom HOLDRs or round-lot multiples. Telecom HOLDRs are separate from the underlying deposited common stocks that are represented by the Telecom HOLDRs. For a list of the names and the number of shares of the companies that make up a Telecom HOLDR, see "Highlights of Telecom HOLDRs--The Telecom HOLDRs" starting on page 9. The trust will issue the additional Telecom HOLDRs on a continuous basis after the initial distribution.

    Investing in Telecom HOLDRs involves significant risks. See "Risk factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Telecom HOLDRs will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Telecom HOLDRs are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Prior to this issuance, there has been no public market for Telecom HOLDRs. Application has been made to list the Telecom HOLDRs on the American Stock Exchange under the symbol "TTH".

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                       Initial
                                                       Price to Underwriting
                                                       Public*      Fee
                                                       -------- ------------
     Per Telecom HOLDR................................               2%

    -----
    * Includes underwriting fee.

For purchases of Telecom HOLDRs in excess of        Telecom HOLDRs, the
underwriting fee will be   %.

                                  -----------

                              Merrill Lynch & Co.

                                  -----------

                    The date of this prospectus is      , 2000.

"HOLDRs" and "HOLding Company Depositary Receipts" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Telecom HOLDRs...............................................   9
The Trust..................................................................  15
Description of Telecom HOLDRs..............................................  15
Description of the Underlying Securities...................................  16
Description of the Depositary Trust Agreement..............................  18
Federal Income Tax Consequences............................................  21
Erisa Considerations.......................................................  22
Plan of Distribution.......................................................  22
Year 2000..................................................................  23
Legal Matters..............................................................  24
Where You Can Find More Information........................................  24

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Telecom HOLDRs, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Telecom HOLDRs in any jurisdiction where the offer or sale is not permitted.

                                    SUMMARY

     The Telecom HOLDRs trust will be formed under the depositary trust agreement, dated as of January , 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Telecom HOLDRs. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various segments of the telecommunications industry. The number of shares of each common stock held by the trust with respect to each round-lot of Telecom HOLDRs is specified under "Highlights of Telecom HOLDRs--The Telecom HOLDRs." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue Telecom HOLDRs that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Telecom HOLDRs are separate from the underlying common stocks that are represented by the Telecom HOLDRs.

                                  RISK FACTORS

      An investment in Telecom HOLDRs involves risks similar to investing in each of the underlying securities outside of the Telecom HOLDRs, including the risks associated with concentrated investments in the telecommunications industry.

General Risk Factors

     . Loss of investment. Because the value of Telecom HOLDRs directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Telecom HOLDRs if the underlying securities decline in value.

     . Discount trading price. Telecom HOLDRs may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the telecommunications industry. While the underlying securities are common stocks of companies generally considered to be involved in various segments of the telecommunications industry, the underlying securities and the Telecom HOLDRs may not necessarily follow the price movements of the entire telecommunications industry generally. If the underlying securities decline in value, your investment in the Telecom HOLDRs will decline in value even if common stock prices in the telecommunications industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the telecommunications industry. In this case, the Telecom HOLDRs may no longer consist of securities issued only by companies involved in the telecommunications industry.

     . No investigation of underlying securities. The underlying securities included in the Telecom HOLDRs were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Telecom HOLDRs Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Telecom HOLDRs may not necessarily continue to be a diversified investment in the telecommunications industry. As a result of market fluctuation and/or reconstitution events, Telecom HOLDRs may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Telecom HOLDRs and receive delivery of each of the underlying securities. The cancellation of your Telecom HOLDRs will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Telecom HOLDRs will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Telecom HOLDRs may be halted in the event trading in one or more of the underlying securities is halted. If so, you will not be able to trade Telecom

        HOLDRs even though there is trading in some of the underlying securities, however, you will be able to cancel your Telecom HOLDRs to receive the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Telecom HOLDRs. If the Telecom HOLDRs are delisted by the American Stock Exchange, a termination event will result if the Telecom HOLDRs are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Telecom HOLDRs are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may trade in the underlying securities for its own account. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Telecom HOLDRs, the selection of the telecommunications industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Telecom HOLDRs by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of Telecom HOLDRs, particularly in connection with the initial issuance of Telecom HOLDRs, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying securities may decline after these purchases as the volume of purchases subsides. This in turn is likely to have an immediate, adverse effect on the trading price of Telecom HOLDRs.

Risk Factors Specific to the Telecommunications Industry

     . Telecommunications companies' stock prices have been and will likely continue to be extremely volatile which will affect the price volatility of the Telecom HOLDRs. Telecommunications companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including:

            . failure to integrate or realize projected benefits from acquisitions;

            .  acquisition-related announcements;

            . announcements of new contracts, technological innovations or new products;

            .  changes in government regulations;

            .  fluctuations in quarterly and annual operating results; and

            .  general market conditions.

     . Many telecommunications companies are highly leveraged and must raise additional capital to implement their business strategies. The business strategies of many telecommunications companies are focused on acquisitions and extensive capital expenditures. Implementing such strategies has resulted in the incurrence of substantial debt obligations and the regular need to incur additional debt. As a result of high levels of debt, these telecommunications companies will need significant cash to service existing debt obligations, which could reduce funds available to implement their business strategies. Telecommunications companies may not be able to obtain additional financing or may not be able to obtain it on a timely basis or on favorable terms. There can be no assurance that telecommunications companies will be able to service their debt, refinance existing debt or raise additional financing necessary to implement key aspects of their business strategies.

     . Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many telecommunications companies are active acquirors of other companies as part of their business plans. There can be no assurance that telecommunications companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can be no assurance that telecommunications companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, telecommunications companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     . Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues. Many telecommunications companies are rapidly expanding their networks and operations. This expansion has placed and will continue to place significant demands on the operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure of many telecommunications companies. This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

     . Changes in the regulatory environments in which telecommunications companies operate could affect their ability to offer products and services. Communications services and products are subject to significant regulation at the federal, state, local and international levels. Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may have a material adverse effect upon the ability of telecommunications companies to continue to offer existing and new products and services. In addition legislative, judicial, and regulatory agency actions could negatively affect the ability of many telecommunications companies to maintain required licenses or renew licenses upon their expiration.

     . If telecommunications companies do not adapt to the rapid changes in the industry, they could lose customers or market share. The telecommunications industry is changing rapidly due to, among other factors, deregulation initiatives in many countries, privatization of monopoly government telecommunications providers, technological improvements, expansion of telecommunications infrastructure and the globalization of the worlds's economies and trade. This period of rapid technological evolution is marked by the introduction of new products and services and increased availability of transmission capacity, as well as the increasing utilization of Internet-based technologies for voice and data transmission. The success of telecommunications companies will depend substantially on their ability to predict which of the many possible networks, products and services will be important to finance, establish and maintain. In particular, as telecommunications companies expand and develop their network further, they will become increasingly exposed to the risks associated with the relative effectiveness of their technology and equipment. The cost of implementation of technologies could be significant, and there can be no assurances that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect a telecommunications company ability to offer competitive products and services and the viability of its operations.

     . Virtually every aspect of the telecommunications industry is extremely competitive which could adversely affect the business, results of operations and financial conditions of many telecommunications companies. Many telecommunications companies face significant competition from other telecommunications companies with greater or equal market share and financial resources. Many telecommunications companies compete domestically and internationally with incumbent telecommunications providers, some of which have special regulatory status and exclusive rights to provide certain services, and all which have historically dominated local telecommunications. Many telecommunications companies also compete with long distance carriers for the provision of long distance services. Sometimes the incumbent telecommunications provider offers both local and long distance services. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new and larger competitors.

     . Inability to offer long distance on a profitable basis could adversely affect the revenues of many telecommunications companies. Many telecommunications companies offer domestic and international long distance services. The long distance market is extremely competitive. The risks associated with this market include the following:

            . the need to engage in significant price competition and discounting to attract and retain customers;

            .  high average customer turnover rates;

            . reliance on other carriers for a portion of transmission and termination services; and

            . difficulty in estimating future supply and demand. Inability to predict traffic volume could adversely affect the revenues of many telecommunications companies. Some telecommunications companies offering long distance services enter into long-term agreements for leased capacity on the land based or undersea cable and switches of other telecommunications companies. If capacity is leased in anticipation of traffic volumes that do not reach expected levels, telecommunications companies will have to pay for transmission capacity without corresponding revenues. Also, additional fees are often charged when a telecommunications company under-utilizes the capacity it leases. Conversely, if a telecommunications company underestimates its need for capacity, it often must obtain additional transmission capacity through more expensive sources.

     . System failures, interruptions or shutdowns may cause loss of customers. The success of many telecommunications companies depends upon their ability to deliver reliable, high-speed telecommunications service over their networks. The companies' networks are vulnerable to damage or cessation of operations from fire, earthquakes, severe storms, power loss and similar events, particularly if such events occur within a high traffic location of the network. As many of telecommunications companies increase both their capacity and reach, and as traffic volume continues to increase, they will be faced with increasing demands and challenges in managing circuit capacity and traffic management systems. Any prolonged failure of communications networks or other systems or hardware that causes interruptions to operations could seriously damage the reputation of such telecommunications companies and result in customer attrition and financial losses.

     . Many telecommunications companies may not be able to implement billing and customer information systems effectively and on schedule which could adversely affect their growth and ability to bill and receive payments from customers. Sophisticated billing and information systems are vital to the growth of many telecommunications companies and their ability to bill and receive payments from customers, reduce credit exposure and monitor costs. If these systems are not effectively implemented or are delayed, call details may not be accurately recorded and customer bills may not be generated promptly or accurately. This would adversely affect the business of these telecommunications companies since they would not be able to promptly collect on customer balances due them.

     . Telecommunications companies may be affected by the Year 2000 issue which could disrupt their business and operations. The Year 2000 issue is the result of computer programs using 2 digits rather than 4 to define the applicable year. As a result of this programming convention, software or hardware may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including, among others, a temporary inability to process transactions, send invoices, or engage in similar normal business activities during and after the year 2000. The failures that may occur in the systems of telecommunications companies could result in litigation brought by its customers for service interruption.

     . The international operations and investments of many telecommunications companies are exposed to risks. The risks that telecommunications companies' international operations and investments are exposed to include:

            .  general economic, social and political conditions;

            . the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

            . differing tax rates, tariffs, exchange controls or other similar restrictions;

            .  currency fluctuations; and

            . changes in and compliance with domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     . Many telecommunications companies are dependent on key personnel for success. The success of many telecommunications companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for such personnel and relationships is intense, especially in emerging markets. There is no certainty that any of these telecommunications companies will be able to continue to attract and retain qualified personnel.

                          HIGHLIGHTS OF TELECOM HOLDRs

      This discussion highlights information regarding Telecom HOLDRs; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Telecom HOLDRs.

Issuer.......................  Telecom HOLDRs Trust.

The trust....................  The Telecom HOLDRs Trust will be formed under the depositary trust agreement, dated as of January , 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Telecom HOLDRs. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............
                               Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Telecom HOLDRs....
                               Telecom HOLDRs are designed to achieve the following:

                               Diversification. Telecom HOLDRs are designed to allow you to diversify your investment in the telecommunications industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Telecom HOLDRs have undivided beneficial ownership interests in each of the underlying securities represented by the Telecom HOLDRs, and can cancel their Telecom HOLDRs to receive each of the underlying securities represented by the Telecom HOLDRs.

                               Transaction costs. The expenses associated with trading Telecom HOLDRs are expected to be less than trading each of the underlying securities separately.

Trust assets.................  The trust will hold shares of common stock issued by 20 specified companies in the
                               telecommunications industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the Telecom HOLDRs.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Telecom HOLDRs...........
                               The trust will issue Telecom HOLDRs that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf. The Telecom

                               HOLDRs themselves are separate from the
                               underlying securities that are represented by the Telecom HOLDRs.

                               The specific share amounts for each round-lot of 100 Telecom HOLDRs are set forth in the chart below and were determined on December 15, 1999 so that the initial weightings of each underlying security included in the Telecom HOLDRs approximated the relative market capitalizations of the specified companies, subject to a maximum weight of 20%. Because these weightings are a function of market prices, it is expected that these weightings will change substantially over time, including during the period between December 15, 1999 and the date the Telecom HOLDRs are first issued to the public.

                               The share amounts set forth below will not change, except for changes due to corporate events such as stock splits or reverse stock splits on the underlying securities or reconstitution events.

                               The following chart provides the

                               . names of the 20 issuers of the underlying securities represented by the Telecom HOLDRs,

                               .  stock ticker symbols,

                               . share amounts represented by a round-lot of 100 Telecom HOLDRs,

                               . initial weightings as of December 15, 1999 and

                               . the principal market on which the shares of common stock of the selected companies are traded.

                                                                     Primary
                                                    Share   Initial  Trading
                       Name of Company      Ticker Amounts Weighting Market
                   -----------------------  ------ ------- --------- -------
                   SBC Communications Inc.   SBC      27    15.66%    NYSE
                   AT & T Corp.               T       25    15.06%    NYSE
                   MCI WorldCom Inc.         WCOM     22    12.28%   NASDAQ
                   Bell Atlantic Corp.       BEL      12     8.66%    NYSE
                   BellSouth Corp.           BLS      15     7.91%    NYSE
                   GTE Corp.                 GTE       8     6.60%    NYSE
                   BCE Inc.                  BCE       5     4.35%    NYSE
                   Sprint Corporation (FON
                    Group)                   FON       6     4.29%    NYSE
                   Sprint Corporation (PCS
                    Group)                   PCS       3     3.77%    NYSE
                   Global Crossing Ltd.      GBLX      6     3.33%   NASDAQ
                   Nextel Communications,
                    Inc.                     NXTL      3     3.31%   NASDAQ
                   US WEST, Inc.             USW       4     3.08%    NYSE
                   Qwest Communications,
                    International Inc.        Q        6     2.76%    NYSE
                   Level 3 Communications,
                    Inc.                     LVLT      3     2.59%   NASDAQ
                   ALLTEL Corp.               AT       2     1.94%    NYSE
                   Telephone and Data
                    Systems, Inc.            TDS       1     1.42%    AMEX
                   NTL Incorporated          NTLI      1     1.18%   NASDAQ
                   Broadwing Inc.            BRW       2     0.67%    NYSE
                   McLeodUSA Inc.            MCLD      1     0.61%   NASDAQ
                   Century Telephone
                    Enterprises, Inc.        CTL       1     0.52%    NYSE

                               These companies generally are considered to be among the 20 largest and most liquid companies with U.S.-traded common stock involved in the telecommunications industry as measured by market capitalization and trading volume on December 15, 1999. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Telecom HOLDRs in a round-lot of 100 Telecom HOLDRs and round-lot multiples. The trust will only issue Telecom HOLDRs upon the deposit of the whole shares represented by a round-lot of 100 Telecom HOLDRs. In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRs, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRs.

                               The number of outstanding Telecom HOLDRs will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Telecom HOLDRs on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price........  The initial public offering price for 100
                               Telecom HOLDRs will equal the sum of the closing market price on the primary trading market on the pricing date for each underlying security multiplied by the share amount appearing in the above table, plus an underwriting fee.

Purchases....................  After the initial offering, you may acquire
                               Telecom HOLDRs in two ways:

                               . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............  If you purchase Telecom HOLDRs in the initial public offering, you will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its role as underwriter, an underwriting fee equal to:

                               .  For purchases of       Telecom HOLDRs or
                                  fewer, 2%.

                               .  For purchases in excess of       Telecom
                                  HOLDRs,  %.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Telecom HOLDRs made in the initial public offering.

Issuance and cancellation
fees.........................  After the initial offering, if you wish to create Telecom HOLDRs by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Telecom HOLDRs, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Telecom HOLDRs. If you wish to cancel your Telecom HOLDRs and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Telecom HOLDRs.

Commissions..................  If you choose to deposit underlying securities in order to receive Telecom HOLDRs after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

Custody fees.................  The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRs to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Telecom
 HOLDRs......................  You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Telecom HOLDRs to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Telecom HOLDRs would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Telecom HOLDRs themselves will not have voting rights.

Rights relating to the
underlying                     You have the right to:
 securities..................

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                               If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Telecom HOLDRs and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........  A. If an issuer of underlying securities no longer has a class of common stock
                                  registered under section 12 of the
                                  Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom HOLDRs.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Telecom HOLDRs.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Telecom HOLDRs, unless the merger, consolidation or other corporate combination is between companies that are already included in the Telecom HOLDRs and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                               D. If an issuer's underlying securities are
                                  delisted from trading on a national
                                  securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted, then the trustee will distribute the shares of that company to the owners of Telecom HOLDRs.

                               If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events...........
                               A. The Telecom HOLDRs are delisted from the
                                  American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Telecom HOLDRs are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding
                                  Telecom HOLDRs vote to dissolve and
                                  liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax
 consequences................  The federal income tax laws will treat a U.S.
                               holder of Telecom HOLDRs as directly owning the underlying securities. The Telecom HOLDRs themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................  Application has been made to list the Telecom
                               HOLDRs on the American Stock Exchange under the symbol "TTH". Trading will take place only in round-lots of 100 Telecom HOLDRs and round-lot multiples. A minimum of 150,000 Telecom HOLDRs will be required to be outstanding when trading begins.

Trading......................
                               Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 Telecom HOLDRs. Bid and ask prices, however, will be quoted per single Telecom HOLDRs.

Clearance and settlement.....  The trust will issue Telecom HOLDRs in book-
                               entry form. Telecom HOLDRs will be evidenced by one or more global certificates that the trustee will deposit with The Depositary Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Telecom HOLDRs."

                                   THE TRUST

      General. This discussion highlights information about the Telecom HOLDRs trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Telecom HOLDRs. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Telecom HOLDRs trust. The trust will be formed pursuant to the depositary trust agreement, dated as of January , 2000. The Bank of New York will be the trustee. The Telecom HOLDRs trust is not a registered investment company under the Investment Company Act of 1940.

      The Telecom HOLDRs trust is intended to hold deposited shares for the benefit of owners of Telecom HOLDRs. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040 or earlier if a termination event occurs.

                         DESCRIPTION OF TELECOM HOLDRs

      The trust will issue Telecom HOLDRs under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Telecom HOLDRs on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Telecom HOLDRs in a round-lot of 100 Telecom HOLDRs and round-lot multiples. The trust will only issue Telecom HOLDRs upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Telecom HOLDRs. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Telecom HOLDRs, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRs.

      Telecom HOLDRs will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Telecom HOLDRs--The Telecom HOLDRs."

      Beneficial owners of Telecom HOLDRs will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Telecom HOLDRs to receive the underlying securities. See "Description of the depositary trust agreement." Telecom HOLDRs are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Telecom HOLDRs may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Telecom HOLDRs wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Telecom HOLDRs. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Telecom HOLDRs will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Telecom HOLDRs will be available only in book-entry form. Owners of Telecom HOLDRs may hold their Telecom HOLDRs through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various segments of the telecommunications industry and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are among the 20 largest capitalized, most liquid companies in the telecommunications industry as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on December 15, 1999:

      .Market capitalization equal to or greater than $5 billion;

    . Average daily trading volume of at least 225,000 shares over the 60 trading days prior to and including December 15, 1999;

    . Average daily dollar volume (that is, the average daily trading volume multiplied by the closing price on December 15, 1999) of at least $17 million over the 60 trading days prior to and including December 15, 1999; and

    .  A trading history of at least 90 calendar days.

The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company met the above-stated criteria for inclusion in the Telecom HOLDRs, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the telecommunications industry. In this case, the Telecom HOLDRs may no longer consist of securities issued by companies involved in the telecommunications industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the telecommunications industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Telecom HOLDRs, please refer to "Highlights of Telecom HOLDRs-- The Telecom HOLDRs." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the stated selection criteria. Accordingly, before you acquire Telecom HOLDRs, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table sets forth the composite performance of all of the underlying securities represented by a single Telecom HOLDR, measured at the close of each business day on November 17, 1998, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to January 13, 2000. The following graph sets forth such performance at the close of each business day during the same period. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                         Telecom
                         HOLDRs
                         -------
November 17, 1998.......  63.13
November 1998...........  64.17
December 1998...........  72.80
January 1999............  78.34
February 1999...........  76.35
March 1999..............  76.59
April 1999..............  80.83
May 1999................  81.10

                         Telecom
                         HOLDRs
                         -------
June 1999...............  84.62
July 1999...............  82.66
August 1999.............  74.64
September 1999..........  77.70
October 1999............  84.70
November 1999...........  88.35
December 1999...........  89.19
January 13, 2000........  84.14

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of January , 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Telecom HOLDRs, provides that Telecom HOLDRs will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Telecom HOLDRs. You may create and cancel Telecom HOLDRs only in round-lots of 100 Telecom HOLDRs. You may create Telecom HOLDRs by delivering to the trustee the requisite underlying securities. The trust will only issue Telecom HOLDRs upon the deposit of the whole shares represented by a round-lot of 100 Telecom HOLDRs. In the event that a fractional share comes to be represented by a round-lot of Telecom HOLDRs, the trust may require a minimum of more than one round-lot of 100 Telecom HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of Telecom HOLDRs. Similarly, you must surrender Telecom HOLDRs in integral multiples of 100 Telecom HOLDRs to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Telecom HOLDRs would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, the beneficial owners of Telecom HOLDRs, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Telecom HOLDRs for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Telecom HOLDRs. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRs from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Telecom HOLDRs and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Telecom HOLDRs in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Telecom HOLDRs.

      Further issuances of Telecom HOLDRs. The depositary trust agreement provides for further issuances of Telecom HOLDRs on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

  A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Telecom HOLDRs.

  B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Telecom HOLDRs.

  C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Telecom HOLDRs, unless the merger, consolidation or other corporate combination is between companies that are already included in the Telecom HOLDRs and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

  D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted, then the trustee will distribute the shares of that company to owners of Telecom HOLDRs.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Telecom HOLDRs will surrender their Telecom HOLDRs as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Telecom HOLDRs are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Telecom HOLDRs are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Telecom HOLDRs other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Telecom HOLDRs. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Telecom HOLDRs. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Telecom HOLDRs will not become effective until 30 days after notice of the amendment is given to the owners of Telecom HOLDRs.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Telecom HOLDRs. If you wish to create Telecom HOLDRs by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Telecom HOLDRs. If you wish to cancel your Telecom HOLDRs and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Telecom HOLDRs issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Telecom HOLDRs after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Telecom HOLDRs to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Telecom HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Telecom HOLDRs will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Telecom HOLDRs.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Telecom HOLDRs for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Telecom HOLDRs as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Telecom HOLDRs

      A receipt holder purchasing and owning Telecom HOLDRs will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Telecom HOLDRs. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Telecom HOLDRs among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Telecom HOLDRs for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Telecom HOLDRs. Similarly, with respect to sales of Telecom HOLDRs for cash in the secondary market, the amount realized with respect to a sale of Telecom HOLDRs will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Telecom HOLDRs, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Telecom HOLDRs will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

      Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Telecom HOLDRs should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Telecom HOLDRs is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Telecom HOLDRs. Merrill Lynch & Co., as underwriter, proposes to offer the Telecom HOLDRs to the public at the offering price set forth on the cover page of this prospectus. Merrill Lynch expects the trust to deliver the initial distribution of Telecom HOLDRs against deposit of the underlying securities in New York, New York on January , 2000. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Telecom HOLDRs, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, Merrill Lynch will not make any sales to a discretionary account without the prior written approval of a purchaser of Telecom HOLDRs.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Telecom HOLDRs. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Telecom HOLDRs. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                   YEAR 2000

      The trustee's Year 2000 compliance program consists of updating major trustee-owned application systems, business-area supported systems, and the trustee's proprietary customer software and evaluating the Year 2000 compliance efforts of vendors of major vendor-supplied systems. The trustee's compliance efforts have also considered the Year 2000 readiness of its global sub-custodians, major service providers, correspondents, business partners, and borrowers. The current focus is to monitor continued preparedness and contingency planning. While contingency planning has been defined as part of the Year 2000 compliance program, all new measures have been incorporated into the trustee's existing Business Continuity Plans.

      The trustee divided its major proprietary applications systems into three business line groups. The applications in each group were subjected to a phased process of assessment, renovation, certification testing, and implementation. All critical systems have completed all phases. A program is in place to continue to monitor critical systems to prevent Year 2000 problems from being reintroduced. Major business-line products have been made available in isolated future-dated environments for selected customers to test their interfaces and to assure themselves of the trustee's compliance. The trustee is satisfied with the results of testing with customers and agencies. Continued participation at the request of the agencies and customers will continue as required.

      Remediation of the trustee's proprietary customer software has been completed. Installation on client desktop computers is substantially complete. Customers have been advised of their obligation to assure that their environments are compliant in order for the trustees's software to function correctly during and after the century date change.

      The trustee has substantially completed an evaluation of its significant business partners, including other financial services providers, correspondents, counterparties, sub-custodians, vendors and settlement agencies, for the purpose of assessing their Year 2000 compliance. The trustee is currently satisfied with the information it has received concerning the progress and Year 2000 readiness programs of each significant third party. The trustee will continue to monitor the readiness and progress of these parties throughout 1999. The trustee has replaced certain service providers that were seen as not managing the Year 2000 issue adequately.

      The trustee considers Year 2000 readiness in its credit decisions and factors this into borrower ratings. Based on a review of significant obligors, the trustee believes that exposure to obligor Year 2000 problems does not present a material risk to the trustee.

      The trustee's personal computers considered to be critical to the trustee's operations have been upgraded. Upgrading of physical facilities that is considered critical to the trustee's operations to Year 2000 readiness was expected to be completed by the end of November 1999.

      The trustee's contingency plans relating to Year 2000 issues include the identification and assessment of the impact of various worst case scenarios on the critical operational components for each of the trustee's business units. The trustee has reviewed the applicability of its current contingency plans, which include creation of an information center, establishment of special rapid response technology teams, scheduling availability of key personnel, testing and simulation activities, offsite data center facilities, and emergency backup power. These plans, with minor modification, have been determined to be adequate to mitigate Year 2000 related risks. The information center, which has been established as a repository and focus for analysis of information, will publish the status of the organization internally and externally during critical periods. It is also authorized to requisition and deploy resources as needed to address unanticipated situations.

      Overall, the trustee's Year 2000 compliance program is on or ahead of schedule to meet the needs of its customers and compliance deadlines defined by its regulators. The estimated cost of the Year 2000 project is approximately $82 million. In the first nine months of 1999 the trustee spent $16 million on making computer systems Year 2000 compliant. Total expenses since 1997 have been $67 million.

      A material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such problems could materially and adversely affect the trustee's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of suppliers, customers and other business partners, as well as entities with which the trustee does not have direct business relations, the trustee is unable to determine at this time whether the consequences of the Year 2000 failures will have a material impact on the trustee's results of operations, liquidity or financial condition. The Year 2000 compliance program is intended to significantly reduce the trustee's level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 compliance and readiness of its material business partners. The trustee believes that, with completion of its Year 2000 compliance program as scheduled, the possibility of significant interruptions of normal operations should be reduced. However, because of the unprecedented nature of this issue, there can be no certainty as to its impact.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Telecom HOLDRs will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Telecom HOLDRs.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Telecom HOLDRs. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Telecom HOLDRs. This prospectus relates only to Telecom HOLDRs and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Telecom HOLDRs. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Telecom HOLDRs, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1994, 1995, 1996, 1997, 1998 and 1999 through December 1999. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                                  ALLTEL CORP.

      ALLTEL Corp. provides services in two business segments: the telecommunications services segment which operates in the southeastern and eastern United States and the information services segment which offers its services to customers throughout the world. The communications services segment offers wireline, wireless, long distance, long distance paging, Internet access services for residential and business customers, and telephone directory publishing. The information services segment provides a wide range of services primarily to the financial services and telecommunications industries and also develops and markets software to financial services and telecommunications companies who offer their own information services. ALLTEL markets most of its products and service offerings through its retail operations and maintains its own sales force.

           Closing           Closing           Closing           Closing           Closing            Closing
  1994      Price    1995     Price    1996     Price    1997     Price    1998     Price     1999     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January    27 7/8  January   28 3/8  January   31 3/8  January   32 1/8  January    42 3/4  January   64 9/16
February   27 1/4  February  28 5/8  February  33 1/4  February  35 3/8  February  45 11/16 February   59 7/8
March      25 5/8  March     28 3/4  March     30 7/8  March     32 1/2  March     43 11/16 March      62 3/8
April      26 7/8  April     24 3/4  April     32 7/8  April     31 1/2  April      42 3/4  April     67 7/16
May        26 1/8  May       24 5/8  May       31 1/2  May       32 7/8  May       39 7/16  May       71 11/16
June       25 1/8  June      25 3/8  June      30 3/4  June      33 7/16 June       46 1/2  June       71 1/2
July         27    July      26 3/8  July      27 3/8  July      32 7/8  July      41 15/16 July      71 13/16
August       28    August    28 1/4  August    28 1/4  August    31 5/8  August     44 7/8  August     67 5/8
September    27    September 29 7/8  September 27 7/8  September 34 1/2  September  47 1/8  September  70 3/8
October    25 7/8  October   30 5/8  October   30 1/2  October   35 3/8  October   46 13/16 October    83 1/4
November   28 1/8  November  29 1/2  November  31 7/8  November  39 3/4  November     53    November   86 1/2
December   30 1/8  December  29 1/2  December  31 3/8  December  41 1/16 December  59 13/16 December  82 11/16

      The closing price on      , 2000 was     .

                                   AT&T CORP.

      AT&T Corp. provides voice, data, and video communications services to residential consumers, large and small businesses and government entities in the United States. AT&T has also entered into alliances with international telecommunications services providers throughout the world to broaden the geographic range of its service offerings. AT&T provides domestic and international long distance, regional, local and wireless telecommunications services, cable television and Internet communications transmission services and professional consulting services which provide clients with recommendations for future investments in new telecommunications-related technologies and assist with implementation of such technologies. AT&T also provides billing, directory and calling card services to support its communications business. AT&T markets many of its services through it own sales representatives and by means of television advertising, direct mail solicitations and customer care telephone solicitations, as well as through brand awareness.

           Closing            Closing            Closing            Closing            Closing            Closing
  1994      Price     1995     Price     1996     Price     1997     Price     1998     Price     1999     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    27 1/16  January   23 25/32 January   31 57/64 January    26 1/4  January    41 3/4  January    60 1/2
February   25 3/64  February  24 5/8   February  30 11/32 February  26 37/64 February  40 43/64 February   54 3/4
March      24 7/16  March     24 11/16 March     29 5/32  March      23 1/4  March     43 53/64 March     53 13/64
April      24 7/16  April     24 13/64 April     29 7/32  April     22 21/64 April     40 5/64  April      50 1/2
May        26 3/64  May       24 13/64 May        29 3/4  May        24 1/2  May       40 37/64 May        55 1/2
June       25 15/16 June      25 9/32  June      29 37/64 June       23 3/8  June      38 5/64  June      55 13/16
July       26 3/64  July      25 5/32  July      24 59/64 July      24 35/64 July      40 37/64 July       52 1/8
August     26 3/64  August    27 1/64  August    25 3/64  August       26    August    33 27/64 August       45
September   25 3/4  September 31 23/64 September 24 59/64 September  29 1/2  September 38 61/64 September  43 1/2
October    26 15/64 October   30 17/32 October   23 21/64 October   32 37/64 October   41 43/64 October    46 3/4
November   23 7/16  November  31 27/64 November  26 11/64 November   37 1/4  November  41 29/64 November   55 7/8
December   23 31/32 December  30 57/64 December  28 59/64 December   40 7/8  December   50 1/2  December

                                                                            50
                                                                          13/16

      The closing price on      , 2000 was     .

                              BELL ATLANTIC CORP.

      Bell Atlantic Corp. is a telecommunications company that operates predominantly in the east coast region of the United States, stretching from Maine to Virginia. Bell Atlantic focuses on four distinct areas of operations: domestic wireline services providing local telephone services, including voice and data transport; wireless telecommunications services in 24 states in the United States and foreign wireless investments servicing customers in Latin America, Europe and the Pacific Rim; domestic and international publishing businesses, including print directories and Internet-based shopping guides, website creation and web hosting, which is a means of hosting the web-server application on a computer system through which electronic content on the Internet is readily available to any web-browser client; and other businesses such as international wireline telecommunications investments in Europe and the Pacific Rim and lease financing.

           Closing            Closing            Closing            Closing            Closing            Closing
  1994      Price     1995     Price     1996     Price     1997     Price     1998     Price     1999     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January     28 3/8  January   27 1/8   January   34 7/16  January    33 5/8  January   46 9/32  January      60
February    27 3/8  February  26 13/16 February  33 1/16  February  34 9/16  February   44 7/8  February   57 5/8
March       25 7/8  March     26 7/16  March     30 15/16 March      30 3/8  March      51 1/8  March     51 11/16
April       25 7/8  April     27 5/16  April      32 1/2  April      33 7/8  April     46 25/32 April      57 5/8
May        26 11/16 May       27 3/4   May       31 3/16  May          35    May       45 13/16 May        54 3/4
June          28    June      28       June       31 7/8  June      37 15/16 June       45 5/8  June       65 3/8
July       28 5/16  July      28 5/8   July      29 9/16  July      36 9/32  July      45 11/32 July         64
August      27 3/8  August    29 3/4   August     28 1/8  August    36 3/16  August     44 1/8  August    61 5/16
September   26 1/2  September 30 11/16 September 29 15/16 September 40 7/32  September 48 7/16  September 67 5/16
October    26 3/16  October   31 3/4   October    30 1/8  October      40    October   53 3/16  October   64 15/16
November   25 1/16  November  31 1/2   November  31 7/16  November   44 5/8  November   55 5/8  November  63 5/16
December    24 7/8  December  33 7/16  December   32 3/8  December   45 1/2  December     54    December  61 9/16

      The closing price on      , 2000 was    .

                                    BCE INC.

      BCE provides residence and business customers in Canada with wireline and wireless telecommunications products and applications, satellite communications and direct-to-home television services, systems integration expertise, electronic commerce solutions, Internet access and high-speed data services and directories. BCE provides communications services in Asia and Latin America and has an international presence through its ownership in Nortel Networks, a designer and builder of communications networks, and through its ownership in Teleglobe, an international telecommunications carrier.

           Closing           Closing           Closing            Closing            Closing            Closing
  1994      Price    1995     Price    1996     Price    1997      Price     1998     Price     1999     Price
---------  ------- --------- ------- --------- ------- --------- --------- --------- -------- --------- --------
January    36 1/4  January   30      January   36 1/8  January   50 1/4    January   31 1/4   January   44 5/8
February   36 1/8  February  30 7/8  February  34 3/4  February  48 1/2    February  35 9/16  February  40 7/16
March      36 1/8  March     30 7/8  March     35 3/8  March     46        March     41 3/4   March     44 5/16
April      35 3/4  April     31 3/4  April     39 3/8  April     46 3/4    April     42 9/16  April     45 11/16
May        35 3/8  May       31 3/8  May       39 3/4  May       26 1/2    May       46 1/16  May       46 1/16
June       32 3/8  June      32 1/8  June      39 1/2  June      28        June      42 11/16 June      49 5/16
July       33      July      31 1/8  July      39 7/8  July      30 7/16   July      40 5/16  July      49 11/16
August     35      August    32 1/4  August    39 3/8  August    28 / 5/16 August    32 3/16  August    46 3/4
September  35 7/8  September 33 3/8  September 42 3/4  September 29 7/8    September 27 15/16 September 49 13/16
October    35      October   33 5/8  October   46      October   27 7/8    October   34 1/16  October   60 1/4
November   33 3/8  November  33 1/2  November  50 1/8  November  30 5/16   November  35 9/16  November  67 5/8
December   32 1/8  December  34 1/2  December  47 3/4  December  33 5/16   December  37 15/16 December  90 3/16

      The closing price on       , 2000 was     .

                                BELLSOUTH CORP.

      BellSouth Corp. provides a broad range of telecommunications services in the United States and international wireless telecommunications services. BellSouth's operations are divided into a wireline communications, domestic wireless, international wireless and advertising and publishing operating segments. Its wireline communications segment offers local exchange, network access, long distance and data services in the southeastern United States and its domestic wireless segment offers a broad range of cellular services in a similar service area. BellSouth, through its international wireless segment, has entered into ventures in India, Israel and throughout Central and South America to provide cellular services and technology. The advertising and publishing segment prints and sells advertising in telephone directories. BellSouth markets its products primarily through its own sales representatives and promotes its brand name and services by advertising in connection with major sports and cultural events, such as the Olympics and through its affiliation with several professional and collegiate sports organizations.

           Closing            Closing            Closing            Closing            Closing            Closing
  1994      Price     1995     Price     1996     Price     1997     Price     1998     Price     1999     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    15 3/8   January   14 13/16 January   21 7/16  January   22 3/16  January   30 9/32  January   44 5/8
February   13 15/16 February  14 23/32 February  19 15/16 February  23 7/16  February  30 15/32 February  46 1/2
March      14 15/32 March     14 7/8   March     18 1/2   March     21 1/16  March     33 23/32 March     40 1/16
April      15 7/32  April     15 9/32  April     20       April     22 1/4   April     32 3/32  April     44 1/2
May        14 7/8   May       15 9/32  May       20 5/16  May       22 11/16 May       32 1/4   May       47 3/16
June       15 7/16  June      15 7/8   June      21       June      23 3/16  June      33 9/16  June      46 1/8
July       15 5/8   July      16 15/16 July      20 1/2   July      23 11/16 July      34 3/8   July      48 1/16
August     14 27/32 August    17 3/16  August    18 1/8   August    22       August    34 9/32  August    45 1/4
September  13 15/16 September 18 9/32  September 18 1/2   September 23 1/8   September 37 5/8   September 45
October    13 5/16  October   19 1/8   October   20 3/8   October   23 21/32 October   39 25/32 October   45
November   12 31/32 November  19 7/16  November  20 3/16  November  27 3/8   November  43 5/8   November  46 1/16
December   13 17/32 December  21 3/4   December  20 1/4   December  28 5/32  December  49 7/8   December  46 13/16

      The closing price on     , 2000 was    .

                                 BROADWING INC.

      Formed by the merger of Cincinnati Bell, a local communications provider, and IXC Communications, a fiber network carrier, Broadwing Inc. is an integrated communications company delivering voice, data, wireless and Internet solutions to a variety of customers across the United States. Broadwing provides Internet access and hosting, local and long distance services, high bandwidth data transport, such as frame relay (high-speed data transfer over telephone lines), and managed services, such as information technology consulting.

           Closing           Closing            Closing            Closing            Closing            Closing
  1994      Price    1995     Price     1996     Price     1997     Price     1998     Price     1999     Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January       9    January    9 5/8   January    16 1/4  January   30 15/16 January   35 13/16 January   20 5/16
February    8 1/4  February  10 1/2   February   16 3/8  February     31    February     32    February   19 3/4
March      7 15/16 March     10 3/4   March        26    March      28 1/4  March      35 5/8  March     22 7/16
April      8 5/16  April     12       April      24 5/8  April        28    April      38 1/4  April     22 11/16
May         8 1/8  May       12 7/16  May       26 9/16  May        30 3/4  May       31 13/16 May       24 3/16
June       8 3/16  June      12 5/8   June      26 1/16  June       31 1/2  June       28 5/8  June      24 15/16
July       8 15/16 July      13 5/16  July      24 5/16  July         30    July       32 1/8  July       21 1/4
August     9 7/16  August    13 5/8   August     23 7/8  August    26 15/16 August     23 1/2  August     18 1/2
September   9 1/4  September 13 1/2   September  26 1/2  September  28 1/4  September    26    September 19 7/16
October    9 3/16  October   14 11/16 October   24 11/16 October      27    October   25 15/16 October   20 13/16
November    8 5/8  November  14 15/16 November  29 13/16 November   29 1/2  November   31 1/2  November     29
December    8 1/2  December  17 3/8   December  30 13/16 December     31    December  37 13/16 December   36 7/8

      The closing price on     , 2000 was    .

                      CENTURY TELEPHONE ENTERPRISES, INC.

      Century Telephone Enterprises, Inc. is a regional diversified communications company engaged primarily in providing local exchange telephone services and cellular telephone services in 21 states in the United States. CenturyTel local telephone operations offers its services primarily in rural and smaller suburban areas in its coverage area. It also provides long distance, cable television and home and business security and monitoring services in certain local and regional markets. CenturyTel markets many of its services through several distribution channels, including its own direct sales force and retail outlets and through independent agents.

           Closing            Closing            Closing            Closing            Closing            Closing
  1994      Price     1995     Price     1996     Price     1997     Price     1998     Price     1999     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    12 7/64  January   14       January   15 1/16  January   13 15/16 January   23 7/16  January   45 21/64
February   11 9/16  February  13 25/32 February  14 15/16 February  13 39/64 February  27 7/64  February  41 11/64
March      10 9/32  March     13 1/2   March     14 7/64  March     13 7/64  March     27 11/64 March     46 53/64
April      11 7/32  April     13 7/32  April     14 9/16  April     13 9/32  April      28 3/8  April      40 1/4
May        11 39/64 May       13 1/16  May       14 7/16  May       13 7/16  May       29 35/64 May       38 5/16
June        11 1/2  June      12 39/64 June      14 11/64 June      14 31/32 June      30 37/64 June       39 3/4
July       11 9/16  July      12 43/64 July      14 11/64 July      16 21/64 July      33 11/64 July       42 3/4
August     13 25/64 August    12 25/64 August    15 1/16  August    16 9/64  August     30 1/4  August    39 5/16
September  12 53/64 September 13 1/2   September 15 9/32  September 19 9/16  September  31 1/2  September  40 5/8
October    13 21/64 October   12 57/64 October   14 9/32  October   18 55/64 October    37 7/8  October   40 7/16
November   13 7/32  November  13 57/74 November  14 11/64 November  20 15/32 November     38    November     46
December   13 7/64  December  14 7/64  December  13 23/32 December  22 .9/64 December     45    December   47 3/8

      The closing price on    , 2000 was     .

                              GLOBAL CROSSING LTD.

      Global Crossing Ltd. is a global provider of Internet and long distance telecommunication facilities and related services utilizing a network of undersea and terrestrial digital fiber optic cable systems. Global Crossing is building and offering services over a global fiber optic network serving five continents, 24 countries and 200 major cities. Global Crossing markets capacity on its systems to telecommunications providers, including Internet services providers and established and emerging telecommunications companies. Global Crossing is in the process of establishing regional sales and marketing companies in the United States, the United Kingdom and Asia to facilitate sales of capacity on its systems.

           Closing           Closing           Closing           Closing           Closing            Closing
  1994      Price    1995     Price    1996     Price    1997     Price    1998     Price     1999     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- -------
January       *    January     *     January      *    January      *    January      *     January   26 7/16
February      *    February    *     February     *    February     *    February     *     February  29 1/2
March         *    March       *     March        *    March        *    March        *     March     46 1/4
April         *    April       *     April        *    April        *    April        *     April       54
May           *    May         *     May          *    May          *    May          *     May       47 7/16
June          *    June        *     June         *    June         *    June         *     June      42 5/8
July          *    July        *     July         *    July         *    July         *     July      41 1/2
August        *    August      *     August       *    August       *    August     8 7/16  August    25 7/8
September     *    September   *     September    *    September    *    September 10 7/16  September 26 1/2
October       *    October     *     October      *    October      *    October    14 3/8  October   34 5/8
November      *    November    *     November     *    November     *    November  18 15/16 November  43 5/8
December      *    December    *     December     *    December     *    December  22 9/16  December    50

      The closing price on    , 2000 was     .

                              GTE CORPORATION

      GTE Corporation is a telecommunications company that provides local telephone and wireless services in 29 states in the United States and long-distance service and Internet access throughout the United States. GTE's national and international operations serve approximately 30 million telephone access lines in the United States, Canada, Dominican Republic and Venezuela. GTE provides government and defense communications systems and equipment, aircraft passenger telecommunications and directories and telecommunications-based information services. Outside the United States, GTE operates wireless networks serving approximately 2.8 million customers. GTE also participates in a venture which operates a paging network in China.

           Closing           Closing           Closing           Closing           Closing            Closing
  1994      Price    1995     Price    1996     Price    1997     Price    1998     Price     1999     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January    34 1/2  January   33 7/8  January     46    January     47    January    54 1/2  January    67 1/2
February   32 5/8  February  33 3/8  February  42 7/8  February  46 7/8  February   54 1/8  February   64 7/8
March        31    March     33 1/4  March     43 3/4  March     46 5/8  March      59 7/8  March      60 1/2
April      31 3/4  April     33 7/8  April     43 3/8  April     45 3/4  April     58 7/16  April     66 15/16
May          31    May       33 3/8  May       42 3/4  May       44 1/8  May       58 5/16  May       63 1/16
June         31    June      34 1/8  June      44 3/4  June      43 7/8  June       55 5/8  June       75 1/2
July       31 7/8  July      35 1/2  July      41 1/8  July      46 7/16 July       54 3/8  July       73 3/4
August     31 3/4  August    36 5/8  August    39 3/8  August    44 9/16 August    50 1/16  August    69 5/16
September  30 3/8  September 39 1/8  September 38 1/2  September 45 3/8  September    55    September  76 7/8
October      31    October   41 1/8  October   42 1/8  October   42 9/16 October   58 11/16 October    75 1/4
November   30 1/2  November  42 5/8  November  44 7/8  November  50 9/16 November  61 13/16 November     73
December   30 3/8  December  43 7/8  December  45 3/8  December  52 1/4  December     65    December  70 9/16

      The closing price on      , 2000 was     .

                          LEVEL 3 COMMUNICATIONS, INC.

      Level 3 Communications, Inc. provides, primarily in the United States, a broad range of integrated communications services through technology and equipment that it owns or leases. Level 3 is currently building an advanced international Internet technology-based network consisting of both local and long distance networks which it expects to complete within the next six years. Level 3 currently offers computer operations outsourcing, Internet access and related services, which allow its customers to utilize its facilities network and support services rather than investing in their own. Level 3 markets its products and service offerings through a combination of its own direct sales force and agents, resellers and wholesalers.

           Closing           Closing           Closing           Closing            Closing            Closing
  1994      Price    1995     Price    1996     Price    1997     Price     1998     Price     1999     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- --------
January       *    January     *     January      *    January      *     January   19 15/16 January    52 3/8
February      *    February    *     February     *    February     *     February   24 3/4  February     56
March         *    March       *     March        *    March        *     March     35 13/16 March     72 13/16
April         *    April       *     April        *    April        *     April        31    April     90 1/16
May           *    May         *     May          *    May          *     May       25 1/32  May        78 1/2
June          *    June        *     June         *    June         *     June         37    June      60 1/16
July          *    July        *     July         *    July         *     July       41 1/4  July         53
August        *    August      *     August       *    August       *     August    29 25/32 August     59 3/4
September     *    September   *     September    *    September    *     September 31 15/16 September 52 7/32
October       *    October     *     October      *    October      7     October   32 9/16  October    68 3/8
November      *    November    *     November     *    November  10 45/64 November   34 1/2  November  67 13/16
December      *    December    *     December     *    December  14 51/64 December   43 1/8  December   81 7/8

      The closing price on      , 2000 was     .

                               MCI WORLDCOM INC.

      MCI WorldCom, Inc. provides fully integrated local, long distance, international and Internet services through its own network of fiber optic cables, digital microwave (transmission in the high giga (billions) hertz range used mainly for data transmission over short (20-40 miles) distances) and fixed and transportable satellite stations on land. MCI WorldCom offers switched (routing of incoming signals to proper outgoing lines) and dedicated (pre-assigned to a specific user) long distance and local products, dedicated and dial-up Internet access, wireless services, toll free services, calling cards, private lines, debit cards, conference calling, messaging and mobility services. MCI WorldCom operates a "local-to-global-to-local" network with facilities throughout North America, Latin America, Europe and the Asia-Pacific region which reduces its reliance on capacity provided by local public telecommunications operators. MCI WorldCom markets its services mainly through its own sales force which it targets at specific geographic markets. MCI WorldCom agreed on October 5, 1999 to merge with Sprint Corporation. This merger is subject to federal regulatory approval. MCI WorldCom effected a 3-for-2 stock split on its common stock to shareholders of record on December 15, 1999. The shares of common stock began trading on a split-adjusted basis on December 31, 1999. The following table is adjusted to account for this stock split.

           Closing           Closing            Closing            Closing            Closing            Closing
  1994      Price    1995     Price     1996     Price     1997     Price     1998     Price     1999     Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    9 11/64 January    7 1/4   January   12 13/64 January    16 3/4  January    23 7/8  January   53 11/64
February   9 3/64  February  7 13/16  February   13 1/8  February   17 3/4  February  25 29/64 February     55
March         8    March     7 51/64  March     15 21/64 March     14 43/64 March     28 45/64 March     59 3/64
April      7 53/64 April        8     April     15 43/64 April        16    April     28 33/64 April     54 51/64
May         6 1/8  May       8 43/64  May       16 19/64 May        19 3/4  May       30 21/64 May       57 37/64
June       5 53/64 June         9     June      18 29/64 June      21 21/64 June      32 19/64 June       57 3/8
July        6 1/2  July      9 61/64  July       17 1/4  July      23 19/64 July       35 1/4  July         55
August      7 3/4  August    11 15/64 August       14    August    19 61/64 August    27 19/64 August     50 1/2
September  7 23/64 September 10 45/64 September  14 1/4  September 23 37/64 September 32 37/64 September 47 59/64
October    7 53/64 October    10 7/8  October    16 1/4  October   22 27/64 October   36 53/64 October   57 13/64
November   6 45/64 November  10 53/64 November  15 27/64 November  21 21/64 November  39 21/64 November   55 1/8
December   6 31/64 December   11 3/4  December   17 3/8  December  20 11/64 December  47 53/64 December  53 1/16

      The closing price on     , 2000 was    .

                                 McLEODUSA INC.

      McLeodUSA Inc. provides communications services to business and residential customers in the midwest and western regions of the United States. McLeodUSA offers local, long distance, data, voice mail, paging and Internet access services. McLeodUSA also sells advertising space in telephone directories, offers special access, private line and data services, communications network maintenance services, video services and telemarketing services. McLeodUSA offers a single bill format through which all of its services provided to a customer are aggregated in one statement. McLeodUSA markets its services to business customers through direct sales personnel and to residential customers through telemarketers.

           Closing           Closing           Closing           Closing            Closing            Closing
  1994      Price    1995     Price    1996     Price    1997     Price     1998     Price     1999     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- --------
January       *    January     *     January      *    January    11 1/2  January   17 7/32  January   20 25/32
February      *    February    *     February     *    February  8 15/16  February  19 31/64 February   19 1/4
March         *    March       *     March        *    March      8 7/8   March      21 1/8  March        21
April         *    April       *     April        *    April      9 3/16  April        23    April     28 1/32
May           *    May         *     May          *    May        11 7/8  May        20 3/4  May        26 3/4
June          *    June        *     June        12    June       16 7/8  June      19 7/16  June       27 1/2
July          *    July        *     July      12 5/8  July      17 3/16  July      18 11/16 July      29 13/16
August        *    August      *     August    14 7/16 August    16 15/16 August     14 1/2  August     33 3/8
September     *    September   *     September 16 1/2  September 19 23/32 September 10 15/16 September 42 9/16
October       *    October     *     October   16 1/4  October   18 9/16  October   18 9/32  October    44 5/8
November      *    November    *     November  14 1/4  November   18 1/2  November  15 15/32 November     43
December      *    December    *     December  12 3/4  December     16    December   15 5/8  December   58 7/8

      The closing price on        , 2000 was       .

                          NEXTEL COMMUNICATIONS, INC.

      Nextel Communications, Inc. provides digital and analog wireless communications services to its customers in the United States. Nextel's network offers an integrated wireless communications system with digital cellular, text and numeric paging capabilities and a digital two-way radio feature that allows users to instantly contact other users. In addition to Nextel's extensive operations in the United States, Nextel has ownership interests in international wireless companies operating in Latin America, Asia and Canada.

           Closing            Closing           Closing           Closing            Closing            Closing
  1994      Price     1995     Price    1996     Price    1997     Price     1998     Price     1999     Price
---------  -------- --------- ------- --------- ------- --------- -------- --------- -------- --------- --------
January       42    January    9 5/8  January   13 3/4  January    15 3/8  January   27 5/16  January      32
February    44 1/4  February  12 1/8  February  15 1/8  February   14 1/4  February  29 9/16  February  30 1/16
March       39 1/4  March     13 5/8  March     18 7/8  March      13 3/8  March      33 3/4  March      36 5/8
April       35 1/2  April     16 1/8  April     18 1/8  April     13 3/16  April     28 11/16 April     40 15/16
May         37 1/2  May       13 1/2  May       20 3/4  May        14 3/4  May       23 9/16  May        36 7/8
June        30 1/4  June      14 1/8  June      19 1/16 June      18 15/16 June       24 7/8  June      50 3/16
July        27 7/8  July      19 3/8  July      15 1/8  July       24 1/8  July      26 25/32 July      53 9/16
August      26 1/8  August    17 7/8  August    16 3/8  August    25 1/16  August    18 1/16  August    57 13/16
September   21 1/8  September 16 7/8  September 18 1/2  September  28 7/8  September 20 3/16  September 67 13/16
October    20 15/16 October   13 7/8  October     16    October    26 1/4  October    18 1/8  October   86 3/16
November    17 3/4  November  15 3/8  November    15    November   25 1/4  November   21 1/2  November   99 1/8
December    14 3/8  December  14 3/4  December  13 1/16 December     26    December   23 5/8  December  103 1/8

      The closing price on     , 2000 was   .

                                NTL INCORPORATED

      NTL Incorporated is a communications company in the United Kingdom that provides residential, business and wholesale customers with telephone, cable television and Internet access services. NTL also offers broadcast transmission and telecommunication services. NTL provides these services over local, national and international network infrastructure.

           Closing            Closing            Closing            Closing            Closing            Closing
  1994      Price     1995     Price     1996     Price     1997     Price     1998     Price     1999     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January       12    January   16 51/64 January    18 1/2  January   18 29/32 January   25 19/32 January    66 1/2
February      12    February  19 13/64 February     20    February   15 1/2  February  26 19/32 February  62 5/32
March      13 13/64 March     17 27/32 March     24 3/32  March     17 13/64 March     34 19/32 March     65 3/32
April      13 3/64  April     17 45/64 April     23 13/32 April     15 19/32 April     31 13/64 April        61
May        11 35/64 May       19 13/64 May       25 3/32  May       18 19/64 May        32 1/2  May       75 35/64
June       12 19/32 June      19 1/2   June      23 19/32 June      19 29/32 June      42 51/64 June      68 61/64
July       12 29/32 July      20 15/32 July      19 29/32 July      17 13/64 July      43 13/32 July      83 3/32
August     16 21/32 August    21 19/32 August    19 13/32 August    17 45/64 August    31 61/64 August    78 35/64
September  19 13/64 September 22 13/32 September  20 1/2  September 21 3/32  September 34 13/32 September  76 7/8
October    18 19/32 October   21 13/64 October      19    October   21 45/64 October   38 11/32 October    75 3/8
November   17 35/64 November  20 45/64 November     20    November   22 1/2  November  44 35/64 November  91 3/16
December   16 21/32 December  19 19/32 December  20 13/64 December  22 19/64 December  45 5/32  December   124 3/4

      The closing price on      , 2000 was      .

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

      Qwest Communications International Inc. is a telecommunications services and infrastructure provider. Its operations are divided into a communications services and construction services segments. Qwest's communications services segment includes Internet and multimedia services, as well as traditional voice communications services. Qwest's construction services segment builds and installs fiberoptic systems for its own network and other telecommunications providers. Through a joint venture in Europe, Qwest is involved in building a network that will connect together 40 cities Europe and the United States. In the Pacific region, Qwest is involved in building a cable to connect California with Japan and the Pacific Rim. On January 3, 2000, Qwest moved to the New York Stock Exchange from the Nasdaq National Market and trades under the stock symbol "Q".

           Closing           Closing           Closing           Closing            Closing            Closing
  1994      Price    1995     Price    1996     Price    1997     Price     1998     Price     1999     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- --------
January       *    January     *     January      *    January      *     January   17 23/32 January   29 31/32
February      *    February    *     February     *    February     *     February  17 9/16  February  30 23/32
March         *    March       *     March        *    March        *     March     19 7/16  March     36 3/64
April         *    April       *     April        *    April        *     April     19 9/32  April     42 23/32
May           *    May         *     May          *    May          *     May       16 17/32 May        42 5/8
June          *    June        *     June         *    June      6 13/16  June      17 7/16  June      33 1/16
July          *    July        *     July         *    July      7 25/32  July      20 3/16  July       29 1/2
August        *    August      *     August       *    August    10 3/16  August     12 1/2  August     28 3/4
September     *    September   *     September    *    September 11 17/32 September 15 21/32 September 29 9/16
October       *    October     *     October      *    October   15 7/16  October   19 9/16  October      36
November      *    November    *     November     *    November  13 21/32 November     20    November  34 3/16
December      *    December    *     December     *    December   14 7/8  December     25    December     43

      The closing price on      , 2000 was       .

                            SBC COMMUNICATIONS INC.

      SBC Communications Inc. provides communications services in the United States, with a focus on Texas and California, and other countries, including France, Mexico, Taiwan and Israel. SBC provides local and long distance phone services, wireless and data communications, paging, Internet services and messaging, cable and satellite television, security services and telecommunications equipment. SBC operations are conducted through its subsidiaries, which include large regional and national operators such as Ameritech, Pacific Bell, Southwestern Bell, Cellular One and SNET. SBC also provides directory advertising and publishing services.

           Closing            Closing            Closing            Closing            Closing            Closing
  1994      Price     1995     Price     1996     Price     1997     Price     1998     Price     1999     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- -------
January    20 15/16 January   21 5/16  January   28 5/16  January    27 1/2  January    38 7/8  January     54
February   19 9/16  February  20 13/16 February  27 7/16  February   28 3/4  February  37 13/16 February  52 7/8
March      20 3/16  March     21       March     26 5/16  March      26 1/4  March      43 3/8  March     47 3/16
April       20 3/4  April     22 1/16  April     25 1/16  April      27 3/4  April     41 7/16  April     55 3/4
May        20 9/16  May       22 1/2   May       24 11/16 May        29 1/4  May        38 7/8  May       51 1/8
June        21 3/4  June      23 13/16 June       24 5/8  June      30 15/16 June         40    June        58
July          21    July      24 1/16  July      24 7/16  July      29 19/32 July      40 15/16 July      57 1/8
August     20 11/16 August    25 5/16  August    23 5/16  August    27 3/16  August    38 1/16  August    48 1/16
September   21 1/4  September 27 1/2   September 24 1/16  September 30 23/32 September  44 3/8  September 51 1/16
October    20 15/16 October   27 15/16 October   24 5/16  October   31 13/16 October   46 5/16  October     53
November   20 11/16 November  27 1/16  November  26 5/16  November  36 5/16  November  47 15/16 November  51 7/8
December   20 3/16  December  28 5/8   December  25 15/16 December   36 5/8  December   53 5/8  December  48 3/4

      The closing price on      , 2000 was      .

                         SPRINT CORPORATION (FON GROUP)

      Sprint Corporation's Fon Group provides domestic and international long distance communications, local exchange communications, product distribution and directory publishing activities. The Fon Group's long distance division operates a digital network in the United States and provides voice, data and video communication services throughout the world. The local division provides local telephone services in the United States. The product distribution division provides wholesale distribution services of telecommunications products and the directory publishing division publishes and markets phone directories. MCI WorldCom agreed on October 5, 1999 to merge with Sprint Corporation. This merger is subject to federal regulatory approval. In November 1998, Sprint Corporation reclassified its publicly traded common shares into one share of FON stock and half a share of PCS stock. Since both the FON and PCS stocks are tracking stocks, owning either stock does not represent a direct legal interest in the assets and liabilities of the FON and PCS Groups. Rather, shareholders remain invested in Sprint Corporation. The historical stock prices listed below beginning in November 1998 reflect the performance of the FON tracking stock. The stock prices prior to November 1998 reflect the performance of Sprint Corporation before the reclassification of its stock.

           Closing            Closing            Closing            Closing            Closing            Closing
  1994      Price     1995     Price     1996     Price     1997     Price     1998     Price     1999     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
January    13 23/64 January   10 1/2   January   15 57/64 January    18 1/4  January   26 43/64 January   41 15/16
February    13 5/8  February  10 25/32 February  15 51/64 February   20 3/8  February  29 9/16  February  42 29/32
March       12 5/8  March     11 9/64  March     17 1/64  March     20 21/64 March     30 5/16  March     49 1/16
April      13 35/64 April     12 5/32  April      18 7/8  April     19 21/32 April     30 19/32 April     51 9/32
May           14    May       12 11/32 May       18 63/64 May       21 57/64 May       32 3/16  May        56 3/8
June       12 27/32 June      12 25/64 June      18 13/16 June      23 13/32 June      31 37/64 June         53
July        13 1/2  July      12 5/8   July      16 13/32 July      22 11/64 July      31 23/64 July      51 11/16
August     14 19/32 August    13 11/64 August     18 1/4  August    21 3/64  August    30 1/32  August     44 3/8
September  14 3/64  September 12 57/64 September 17 13/32 September 22 25/64 September  32 1/4  September  54 1/4
October    12 7/64  October   14 3/16  October   17 37/64 October   23 19/64 October    34 3/8  October   74 9/16
November      11    November  14 47/64 November   18 3/4  November  26 15/64 November  36 7/16  November   69 3/8
December   10 11/64 December  14 19/32 December  17 55/64 December  26 17/64 December  42 1/16  December  67 5/16

      The closing price on      , 2000 was      .

                         SPRINT CORPORATION (PCS GROUP)

      Sprint Corporation's PCS Group includes all of Sprint's domestic wireless mobile phone services. The PCS Group operates a fully digital wireless network in the United States with licenses to provide nationwide service using a single frequency and technology. The PCS Group currently serves many of the largest metropolitan markets in the United States and Puerto Rico and the United States Virgin Islands. MCI WorldCom agreed on October 5, 1999 to merge with Sprint Corporation. This merger is subject to federal regulatory approval. On December 14, 1999, Sprint Corporation declared a 2-for-1 stock split on its PCS tracking stock, to be effected by means of a stock dividend to shareholders of record on January 14, 2000. The shares of PCS stock will begin trading on a split-adjusted basis on February 4, 2000. In November 1998, Sprint Corporation reclassified its publicly traded common shares into one share of FON stock and half a share of PCS stock. Since both the FON and PCS stocks are tracking stocks, owning either stock does not represent a direct legal interest in the assets and liabilities of the FON and PCS Groups. Rather, shareholders remain invested in Sprint Corporation. The historical stock prices listed below reflect the performance of the PCS tracking stock. For historical stock prices of Sprint Corporation prior to the reclassification in November 1998, see the immediately preceding table.

           Closing           Closing           Closing           Closing           Closing            Closing
  1994      Price    1995     Price    1996     Price    1997     Price    1998     Price     1999     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- --------- --------
January       *    January     *     January      *    January      *    January      *     January    31 3/4
February      *    February    *     February     *    February     *    February     *     February     32
March         *    March       *     March        *    March        *    March        *     March     44 5/16
April         *    April       *     April        *    April        *    April        *     April      42 1/4
May           *    May         *     May          *    May          *    May          *     May          45
June          *    June        *     June         *    June         *    June         *     June         57
July          *    July        *     July         *    July         *    July         *     July       60 5/8
August        *    August      *     August       *    August       *    August       *     August     59 3/4
September     *    September   *     September    *    September    *    September    *     September 74 9/16
October       *    October     *     October      *    October      *    October      *     October   82 15/16
November      *    November    *     November     *    November     *    November  15 15/16 November   91 3/4
December      *    December    *     December     *    December     *    December   23 1/8  December  102 1/2

      The closing price on     , 2000 was    .

                        TELEPHONE AND DATA SYSTEMS, INC.

      Telephone and Data Systems, Inc. is a diversified telecommunications company with operations primarily in the cellular telephone, local telephone and personal communications services segments. Telephone and Data System's distribution channels include direct sales personnel, agents and retail service centers in the majority of its markets.

           Closing           Closing           Closing           Closing            Closing             Closing
  1994      Price    1995     Price    1996     Price    1997     Price     1998     Price     1999      Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- --------- ---------
January    49 3/8  January   43 3/4  January   40 5/8  January    38 1/8  January      44    January     53 1/4
February   45 3/8  February  45 5/8  February  46 1/8  February     40    February  43 9/16  February    50 1/4
March      37 3/4  March     39 1/2  March     46 1/4  March      38 3/8  March      47 1/2  March       56 3/8
April        38    April     37 1/4  April     46 1/2  April        37    April      47 1/2  April       59 7/8
May          41    May       37 3/4  May       43 5/8  May       38 13/16 May        43 3/4  May        67 5/16
June         37    June      36 3/8  June        45    June      37 15/16 June       39 3/8  June        73 1/8
July       40 3/4  July      38 3/4  July      38 5/8  July       38 3/8  July         40    July        74 3/8
August     43 1/2  August    41      August    42 5/8  August     39 1/2  August     33 1/8  August      69 5/8
September    46    September 42      September 40 1/4  September    45    September  34 7/8  September  88 13/16
October    49 1/2  October   40      October     35    October    42 1/2  October    39 7/8  October    115 1/4
November   43 3/8  November  38 1/8  November  37 3/8  November  43 15/16 November   42 3/4  November  133 3/16
December   46 1/8  December  39 1/2  December  36 1/4  December  46 9/16  December  44 15/16 December     126

      The closing price on     , 2000 was     .

                                 US WEST, INC.

      US WEST, Inc. provides a full range of telecommunications services primarily in 14 states in the western region of the United States. US WEST's operations are divided into a communications and directory services segment. The communications segment offers local exchange telephone services, local phone interconnections to long distance service providers, long distance services within certain areas, wireless services and high speed data and Internet services. US WEST's directory services segment publishes approximately 270 white pages and yellow pages in its regions of operations in the United States.

           Closing            Closing            Closing           Closing            Closing            Closing
  1994      Price     1995     Price     1996     Price    1997     Price     1998     Price     1999     Price
---------  -------- --------- -------- --------- ------- --------- -------- --------- -------- --------- -------
January    26 17/64 January   23 1/2   January   35 1/8  January    32 7/8  January    48 1/8  January   61 3/4
February    24 5/8  February  23 17/64 February  32 5/8  February   35 7/8  February  52 1/16  February  53 5/16
March      24 15/32 March     24 3/32  March     32 3/8  March      33 7/8  March      54 5/8  March     55 1/16
April      24 15/32 April     24 49/64 April     32 5/8  April      35 1/8  April      52 3/4  April     52 5/16
May        24 3/32  May       24 49/64 May       32 5/8  May        36 1/2  May        50 3/4  May       54 1/16
June       25 9/64  June      25       June        32    June      37 11/16 June      46 13/16 June      58 3/4
July        24 1/4  July      25 3/4   July      30 3/8  July      36 9/16  July       53 3/8  July      57 5/16
August      24 1/4  August    26 1/8   August    29 5/8  August    35 13/16 August    51 11/16 August    52 1/4
September  23 17/64 September 28 19/64 September 29 7/8  September  38 1/2  September  52 1/2  September 57 1/16
October    22 19/32 October   28 3/4   October   30 3/8  October   39 13/16 October    57 3/8  October   61 1/16
November   21 3/32  November  31 1/4   November  31 1/4  November  45 3/16  November   62 1/4  November  62 1/16
December   21 25/64 December  35 5/8   December  32 1/4  December   45 1/8  December   64 5/8  December    72

      The closing price on     , 2000 was     .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            [LOGO OF TELECOM HOLDRs]

                       1,000,000,000 Depositary Receipts

                            Telecom HOLDRs SM Trust

                             --------------------

                                   PROSPECTUS

                             --------------------

                              Merrill Lynch & Co.

                                       , 2000

      Until       , 2000 (25 days after the date of this prospectus), all
dealers effecting transactions in the offered Telecom HOLDRs, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $ 79,148
      Printing and engraving expenses................................. $150,000
      Legal fees and expenses......................................... $200,000
      Rating agency fees.............................................. $      0
      Miscellaneous................................................... $ 20,852
                                                                       --------
        Total......................................................... $450,000

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 18, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                          Smith
                                                     Incorporated

                                          By:                       *
                                            -----------------------------------
                                            Name: Ahmass L. Fakahany
                                            Title: Senior Vice President,
                                                  Chief Financial Officer and
                                                  Controller

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on January 18, 2000.

                      Signature                               Title
                      ---------                               -----
                          *                         Chief Executive Officer,
     ___________________________________________    Chairman of the Board and
                  John L. Steffens                  Director

                          *                         Director
     ___________________________________________
                  E. Stanley O'Neal

                          *                         Director
     ___________________________________________
                 George A. Schieren

                          *                         Senior Vice President,
     ___________________________________________    Chief Financial Officer
                 Ahmass L. Fakahany                 and Controller

    *By:      /s/ Stephen G. Bodurtha             Attorney-in-Fact
      ----------------------------------
             Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
   *4.1   Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as
          Trustee, dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRs

   *5.1   Opinion of Shearman & Sterling regarding the validity of the Telecom
          HOLDRs Receipts

   *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

  *24.1   Power of Attorney (included in Part II of Registration Statement)

--------
* Previously filed.